BYLAWS

OF

MIDDLE KINGDOM ALLIANCE CORP.

ARTICLE 1 - OFFICES

Section 1.1 *Registered Office.* The registered office shall be 2711 Centerville Road, Suite 400, in the city of Wilmington and the County of New Castle, Zip Code 19808. The name of its registered agent at such address is the Corporation Service Company.

Section 1.2 *Locations of Offices.* The corporation may also have offices at such other places both within and without the state of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE 2- STOCKHOLDERS

Section 2.1 *Annual Meeting.* The annual meeting of the stockholders shall be held on such date and at such time as is designated by the board of directors and as is provided for in the notice of the meeting. If the election of directors shall not be held on the day designated herein for the annual meeting of the stockholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

Section 2.2 *Special Meetings.* Special meetings of the stockholders may be called at any time by the chief executive officer, the president, the secretary, or by the board of directors.

Section 2.3 *Place of Meetings.* The board of directors may designate any place, either within or without the state of incorporation, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without state of incorporation, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the principal office of the corporation.

Section 2.4 *Notice of Meetings.* The secretary or assistant secretary, if any, shall cause notice of the time, place, and purpose or purposes of all meetings of the stockholders (whether annual or special), to be mailed at least ten (10) but not more than sixty (60) days prior to the meeting, to each stockholder of record entitled to vote.

Section 2.5 *Waiver of Notice.* Any stockholder may waive notice of any meeting of stockholders (however called or noticed, whether or not called or noticed and whether before, during, or after the meeting), signing a written waiver of notice or a consent to the holding of such meeting, or an approval of the minutes thereof. Attendance at a meeting, in person or by

proxy, shall constitute waiver of all defects of notice regardless of whether waiver consent, or approval is signed or any objections are made, unless attendance is solely for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. All such waivers, consents, or approvals shall be made a part of the minutes of the meeting.

Section 2.6 *Fixing Record Date.* For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect to any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case, of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting, the day preceding the date on which notice of the meeting is mailed shall be the record date. For any other purpose, the record date shall be the close of business on the date on which the resolution of the board of directors pertaining thereto is adopted. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof. Failure to comply with this section shall not affect the validity of any action taken at a meeting of stockholders.

Section 2.7 *Voting Lists.* The officers of the corporation shall cause to be prepared from the stock ledger at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting, during the whole time thereof, and may be inspected by any stockholder who is present. The original stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section, or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.8 *Quorum.* A majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders, entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than so announcement at the meeting, until a quorum shall be present represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed

for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.9 *Vote Required.* When a quorum is present at any meeting, the vote of the holders of stock having a majority of the voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which by express provision of the statutes of the state of Delaware or of the certificate of incorporation or as otherwise specifically required by these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.10 *Voting of Stock.* Except as provided below and unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, subject to the modification of such voting rights of any class or classes of the corporation's capital stock by the certificate of incorporation. If and to the extent allowed by the laws of the State of Delaware and of the United States, stockholders may vote electronically.

(a) *Approval of Business Combination.* Only Class B Common Stock holders shall be entitled to vote on a proposed "Business Combination" during the "Target Business Acquisition Period" (as such terms are hereinafter defined). Holders of Common Stock shall have no right to vote on any proposed "Business Combination" during the Target Business Acquisition Period. A "Business Combination" shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of an operating business. The "Target Business Acquisition Period" shall be the period from the effectiveness of the Registration Statement filed in connection with the initial public offering of the Corporation's securities ("IPO") up to and including the first to occur of (x) the consummation of a Business Combination or (y) the later of (i) 18 months after the consummation of the IPO or (ii) 24 months after the consummation of the IPO in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a Business Combination was executed but such Business Combination was not consummated within such 18 month period.

Section 2.11 *Proxies.* At each meeting of the stockholders, each stockholder entitled to vote shall be entitled to vote in person or by proxy, provided however, that the right to vote by proxy shall exist only in case the instrument authorizing such proxy to act shall have been executed in writing by the registered holder or holders of such stock, as the case may be, as shown on the stock ledger of the corporation or by his attorney thereunto duly authorized in writing. Such instrument authorizing a proxy to act shall be delivered at the beginning of such meeting to the secretary of the corporation or to such other officer or person who may, in the absence of the secretary, be acting as secretary of the meeting. In the event that any such instrument shall designate two or more persons to act as proxy, a majority of such persons present at the meeting, or if only one be present, that one shall (unless the instrument shall otherwise provide) have all of the powers confirmed by the instrument on all persons so designated. Persons holding stock in a fiduciary capacity, shall be entitled to vote the stock so held and the persons whose shares are pledged shall be entitled to vote, unless, the transfer by the pledgor in the books and records of the corporation shall have expressly empowered the pledgee to vote thereon, in which case the

pledgee, or his proxy, may represent such stock and vote thereon. No proxy shall be voted or acted on after three years from its date, unless the proxy provides for a longer period. If and to the extent allowed by the laws of the State of Delaware and of the United States, stockholders may provide proxies electronically.

Section 2.12 *Stockholder Action by Written Consent Without a Meeting.* Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with, and the action taken without such meeting and vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted. The consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, or the Corporation's principal place of business. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested; provided, however, that no consent delivered by certified or registered mail shall be deemed delivered until such consent is actually received at the Corporation's registered office.

Section 2.13 *Organization*. At each meeting of stockholders, the chief executive officer, or in his absence or if one shall not have been elected, the chairman of the board, shall act as chairman of the meeting, or in his absence or if one shall not have been elected, the president shall act as chairman of the meeting. The secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

Section 2.14 *Order of Business*.

(a) *Generally*. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

(b) *Business at Annual Meeting.* At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board of directors or (b) by any shareholder of record of the corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this section. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholders notice shall be received at the principal executive offices of the corporation not less than 120 calendar days in advance of the date in the current fiscal year that corresponds to the date in the preceding fiscal year on which the corporation's notice of meeting and related proxy or information statement were released to stockholders in connection with the previous years annual meeting of stockholders, except that if no meeting was held in the immediately preceding year or if the date of the annual meeting in the current fiscal year has been changed by more than 30 calendar days' from the corresponding date of such meeting in the preceding fiscal year, such notice by the shareholder proposing business to be brought before the stockholders' meeting must be received not less than 30 days prior to the date of the current year's annual meeting; provided, that in the event that less than 40 days notice of

the date of the meeting is given to stockholders, to be timely, a stockholders notice of business to be brought before the meeting shall be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed. A stockholders notice to the secretary shall set forth as to each matter such shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting. (b) the name and address, as they appear on the corporation's books, of the shareholder of record proposing such business, (c) the class and number of shares of the corporation's capital stock that are beneficially owned by such shareholder, and (d) any material interest of such shareholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this section. The officer of the corporation or the person presiding at the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with such provisions, and if such presiding officer should so determine and declare to the meeting that business was not properly brought before the meeting in accordance with such provisions and if such presiding officer should so determine, such presiding officer shall so declare to the meeting, and any such business so determined to be not properly brought before the meeting shall not be transacted.

Section 2.15 *Notification of Nominations.* Nominations for the election of directors may be made by the board of directors or by any shareholder entitled to vote for the election of directors and who complies with the notice procedures set forth in this section. Any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder's intention to make such nomination is delivered or mailed to and received at the principal executive offices of the corporation not later than 120 calendar days in advance of the date in the current fiscal year that corresponds to the date in the preceding fiscal year on which the corporation's notice of meeting and related proxy, or information statement were released to stockholders in connection with the previous years annual meeting of stockholders, except that (i) with respect to an election to be held at an annual meeting of stockholders, if no annual meeting was held in the immediately preceding year or if the date of the annual meeting in the current fiscal year has been changed by more than 30 calendar days' from the corresponding date of such meeting in the preceding fiscal year, such notice by the shareholder must be received not less than 30 days prior to the date of the current year's annual meeting; provided, that in the event that less than 40 days notice of the date of the meeting is given or made to stockholders, to be timely, a stockholders notice shall be so received not later than the close of business on the 10th day, following the day on which such notice of the date of the annual meeting was mailed, and (ii) with respect to an election to be hold at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth:

(a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

(b) a representation that such shareholder is a holder of record of stock of the corporation entitled to vote at such meeting, and intend to appear in person or by proxy at the meeting to nominate the person or person specified in the notice;

(c) a description of all arrangements or understandings between such shareholder and each nominee, and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder;

(d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated by the board of directors; and

(e) the consent of each nominee to serve as a director of the corporation if elected.

The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

ARTICLE 3- DIRECTORS

Section 3.1 *Number, Term, and Qualifications.* The number of directors which shall constitute the whole board shall be not less than three nor more than eleven. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires. The Board of Directors shall be divided into three classes: Class I, Class II and Class III. At the first election of directors by the incorporator, the incorporator shall elect the Class I directors for a term expiring at the Corporation's third Annual Meeting of Stockholders. The Class I directors shall then elect the Class II and Class III directors. The directors in Class II shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class III shall be elected for a term expiring at the first Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire thereat shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. Except as the General Corporation Law of Delaware ("DGCL") may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors, on the removal of one or more directors and/or the filling of any vacancy in that connection, for newly created directorships or for any other vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation's Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

Section 3.2 *Vacancies and Newly Created Directorships.* Vacancies resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, and not by the stockholders. In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term or his or her prior death, retirement, removal or resignation and (b) the newly created or eliminated directorships resulting from such increase or decrease shall if reasonably possible be apportioned by the board of directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full board of directors until the vacancy is filled. Notwithstanding the foregoing, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. If there are no directors in office, then an election of directors may be hold in the manner provided by statute.

Section 3.3 *General Powers.* The business of the corporation shall be managed under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 3.4 *Regular Meetings.* A regular meeting of board of directors shall be held without other notice than this bylaw immediately following and at the same place as the annual meeting of stockholders. The board of directors may provide by resolution, the time and place, either within or without the state of incorporation, for the holding of additional regular meetings without other notice than such resolution.

Section 3.5 *Special Meetings.* Special meetings of the board of directors may be called by or at the request of the chief executive officer, the president, the secretary, or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the state of incorporation, as the place for holding any special meeting of the board of directors called by them.

Section 3.6 *Meetings by Telephone Conference Call.* Members of the board of directors may participate in a meeting of the board of directors or a committee of the board of directors by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 3.7 *Notice.* Notice of any special meeting shall be delivered personally or by telephone to each director or sent by first-class mail, overnight courier, or telegram, charges prepaid, or by email, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is sent via overnight courier it shall be deposited with the courier service at least two (2) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram or by

email, it shall be delivered personally or by telephone or to the telegraph company or by email at least twenty-four (24) hours before the time of the holding of the meeting Any director may waive notice of any meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.8 *Quorum.* A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 3.9 *Manner of Acting.* The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the question is one on which by express provision of the statutes of the state of Delaware or of the certificate of incorporation or as otherwise specifically required by these bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question, and individual directors shall have no power as such.

(a) *Business Combination Approval.* A proposed Business Combination shall be submitted to the Corporations Class B stockholders for approval only if such Business Combination is approved by at least two-thirds of our entire Board of Directors, which approval must include all Class I Directors.

Section 3.10 *Compensation.* Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.11 *Presumption of Assent.* A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.12 *Resignations.* A director may resign at any time by delivering a written resignation to either the chief executive officer, president, or chief financial officer, with a copy to the secretary or assistant secretary, if any. The resignation shall become effective upon delivery.

Section 3.13 *Written Consent to Action by Directors.* Any action required to be taken at a meeting of the directors of the corporation or any other action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same legal effect as a unanimous vote of all the directors or members of the committee.

Section 3.14 *Removal.* At a meeting expressly called for that purpose, one or more directors may be removed for cause only by a vote of a majority of the shares of outstanding stock of the corporation entitled to vote at an election of directors.

ARTICLE 4- OFFICERS

Section 4.1 *Number.* The officers of the corporation shall be a chief executive officer, president, chief financial officer, one or more executive vice presidents, and one or more senior vice presidents, as shall be determined by resolution of the board of directors, a secretary, a treasurer, and such other officers as may be appointed by the board of directors. The board of directors may elect but shall not be required to elect a non- executive chairman of the board.

Section 4.2 *Election Term of Office, and Qualifications.* The officers shall be chosen by the board of directors annually at its annual meeting. In the event of failure to choose officers at an annual meeting of the board of directors, officers may be chosen at any regular or special meeting of the board of directors. Each such officer (whether chosen at an annual meeting of the board of directors to fill a vacancy or otherwise) shall hold his office until the next ensuing annual meeting of the board of directors and until his successor shall have been chosen and qualified, or until his death or until his resignation or removal in the manner provided in these bylaws. Any one person may hold any two or more of such offices, except that neither the chief executive officer nor the president shall be the secretary. No person holding two or more offices shall act in or execute any instrument in the capacity of more than one office. The chairman of the board, if any, shall be and remain director of the corporation during the term of his office. No other officer need be a director.

Section 4.3 *Subordinate Officers, Etc.* The board of directors from time to time may appoint such other officers or agents as it may, deem advisable, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the board of directors from time to time may determine. The board of directors from time to time may, delegate to any officer or agent the power to appoint any such subordinate officer or agents and to prescribe their respective titles, terms of office, authorities, and duties. Subordinate officers need not be stockholders or directors.

Section 4.4 *Resignations.* Any officer may resign at any time by delivering a written resignation to the board of directors, the chief executive officer president, or the chief financial officer, with a copy to the secretary or any assistant secretary. Unless otherwise specified therein, such resignation shall take effect on delivery.

Section 4.5 *Removal.* Any officer may be removed from office at any special meeting of the board of directors called for that purpose or at a regular meeting, by the vote of a majority of the directors, with or without cause. Any officer or agent appointed in accordance with the provisions of section 4.3 hereof may also be removed, either with or with cause, by any officer on whom such power of removal shall have been conferred by the board of directors.

Section 4.6 *Vacancies and Newly Created Offices.* If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification, or any other cause, or if a new office shall be created, then such vacancies or newly created officers may be filled by the board of directors at any regular or special meeting.

Section 4.7 *Non- Executive Chairman of the Board.* The non-executive chairman of the board, if there be such an officer, shall act in an advisory capacity to the chief executive officer and to other officers in all matters concerning the interests of the board and between management and the board. The non-executive chairman of the board shall have the following powers and duties:

(a) In the absence of the chief executive officer, and the president he shall preside at all stockholders meetings;

(b) In the absence of the chief executive officer and the president he shall preside at all meetings of the board, of directors; and

(c) He shall have such other duties as shall be assigned by the chief executive officer and/or the president from time-to-time.

Section 4.8 The Chief Executive Officer. The chief executive officer shall have the following powers and duties:

(a) He shall be the chief executive officer of the corporation and, subject to the direction of the board of directors, shall have general charge of the business, affairs, and property of the corporation and general supervision over its officers, employees, and agents;

(b) He shall preside at meetings of the stockholders and board of directors;

(c) He shall have all power and perform all duties normally incident to the office of a chief executive officer of a corporation and shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the board of directors.

(d) He shall be empowered to sign certificates representing stock of the corporation, the issuance of which shall have been authorized by the board of directors;

Section 4.9 *The President.* The president shall have the following powers and duties:

(a) He shall be empowered to sign certificates representing stock of the corporation, the issuance of which shall have been authorized by the board of directors; and

(b) He shall have all power and perform all duties normally incident to the office of a president of a corporation and shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the board of directors: and

(c) In the absence of the chief executive officer he shall preside at meetings of the stockholders and board of directors.; and

(d) At the request or in the absence or disability of the chief executive officer, with the approval of the board of directors, the president may perform all the duties of the chief executive officer, and when so acting, shall have all the powers of, and be subject to all the restrictions on, the chief executive officer.

Section 4.10 *The Vice Presidents.* The board of directors may, from time to time, designate and elect one or more vice presidents, one or more of whom may be designated to serve as executive vice president, and one or more of whom may be designated to serve as senior vice president. Each vice president shall have such powers and perform such duties as from time to time may be assigned to him by the board of directors or the chief executive officer.

Section 4.11 *The Secretary.* The secretary shall have the following powers and duties:

(a) He shall keep or cause to be kept a record of all of the proceedings of the meetings of the stockholders and of the board of directors, in books provided for that purpose;

(b) He shall cause all notices to be duly given in accordance with the provisions of these bylaws and as required by statute;

(c) He shall be the custodian of the records and of the seal of the corporation, and shall cause such seal (or a facsimile thereof) to be affixed to all certificates representing stock of the corporation prior to the issuance thereof and to all instruments, the execution of which on behalf of the corporation under its seal shall have been duly authorized in accordance with these bylaws, and when so affixed, he may attest the same;

(d) He shall see that the books, reports, statements, certificates, and other documents and records required by statute are properly kept and filed;

(e) He shall have charge of the stock ledger and books of the corporation and cause such books to be kept in such manner as to show at any time the amount of the stock of the corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the names alphabetically arranged and the addresses of the holders of record thereof, the amount of stock held by each holder and time when each became such holder of record; and he shall exhibit at all reasonable times to any director, on application, the original or duplicate stock ledger. He shall cause the, stock ledger referred to in Section 6.4 hereof to be kept and exhibited at the principal office of the corporation, or at such other place as the board of directors shall determine, in the manner and for the purpose provided in such section;

(f) He shall be empowered to, sign certificates representing stock of the corporation, the issuance of which shall have been authorized by the board of directors; and

(g) He shall perform in general all duties incident to the office of secretary and such other duties as are given to him by these bylaws or as from time to time may be assigned to him by the board of directors or the chief executive officer.

Section 4.12 *The Treasurer.* The treasurer shall have the following powers and duties:

(a) He shall have charge and supervision over and be responsible for the monies, securities, receipts, and disbursements of the corporation;

(b) He shall cause the monies and other valuable effects. of the corporation to be deposited in the name and to the credit of the corporation in such banks or trust companies or with such banks or other depositories as shall be selected in accordance with section 4.3 hereof,

(c) He shall cause the monies of the corporation to be disbursed by checks or drafts (signed as provided in section 5.4 hereof) drawn on the authorized depositories of the corporation, and cause to be taken and preserved properly vouchers for all monies disbursed;

(d) He shall render to the board of directors or the chief executive officer , whenever requested, a statement of the financial condition of the corporation and of all of his transactions as treasurer, and render a full financial report at the annual meeting of the stockholders, if called on to do so;

(e) He shall cause to be kept correct books of account of all the business and transactions of the corporation and exhibit such books to any directors on request during business hours;

(f) He shall be empowered from time to time to require from all officers or agents of the corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the corporation; and

(g) He shall perform in general all duties incident to the office of treasurer and such other duties as are given to him by these bylaws or as from time to time may be assigned to him by the board of directors or the chief executive officer.

Section 4.13 *The Chief Financial Officer.* The chief financial officer of the corporation shall, under the direction of the chief executive officer, be responsible for all financial and accounting matters and for the direction of the office of treasurer. The chief financial officer shall be the "principal accounting officer" for purposes of signing all filings of the company with the United States Securities and Exchange Commission. The chief financial officer shall have such other powers and perform such other duties as the Board, the chief executive officer, or these bylaws may, from time to time, prescribe.

Section 4.14 *Salaries.* The salaries or other compensation of the officers of the corporation shall be fixed from time to time by the board of directors, except that the board of directors may delegate to any person or group of persons the power to fix the salaries or other

(g) He shall perform in general all duties incident to the office of secretary and such other duties as are given to him by these bylaws or as from time to time may be assigned to him by the board of directors or the chief executive officer.

Section 4.12 *The Treasurer.* The treasurer shall have the following powers and duties:

(a) He shall have charge and supervision over and be responsible for the monies, securities, receipts, and disbursements of the corporation;

(b) He shall cause the monies and other valuable effects. of the corporation to be deposited in the name and to the credit of the corporation in such banks or trust companies or with such banks or other depositories as shall be selected in accordance with section 4.3 hereof;

(c) He shall cause the monies of the corporation to be disbursed by checks or drafts (signed as provided in section 5.4 hereof) drawn on the authorized depositories of the corporation, and cause to be taken and preserved properly vouchers for all monies disbursed;

(d) He shall render to the board of directors or the chief executive officer , whenever requested, a statement of the financial condition of the corporation and of all of his transactions as treasurer, and render a full financial report at the annual meeting of the stockholders, if called on to do so;

(e) He shall cause to be kept correct books of account of all the business and transactions of the corporation and exhibit such books to any directors on request during business hours;

(f) He shall be empowered from time to time to require from all officers or agents of the corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the corporation; and

(g) He shall perform in general all duties incident to the office of treasurer and such other duties as are given to him by these bylaws or as from time to time may be assigned to him by the board of directors or the chief executive officer.

Section 4.13 *The Chief Financial Officer.* The chief financial officer of the corporation shall, under the direction of the chief executive officer, be responsible for all financial and accounting matters and for the direction of the office of treasurer. The chief financial officer shall be the "principal accounting officer" for purposes of signing all filings of the company with the United States Securities and Exchange Commission. .The chief financial officer shall have such other powers and perform such other duties as the Board, the chief executive officer, or these bylaws may, from time to time, prescribe.

Section 4.14 *Salaries.* The salaries or other compensation of the officers of the corporation shall be fixed from time to time by the board of directors, except that the board of directors may delegate to any person or group of persons the power to fix the salaries or other

compensation of any subordinate officers or agents appointed in accordance with the provisions of section 4.3 hereof. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a director of the corporation.

Section 4.15 *Surety Bonds.* In case the board of directors shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sums and with such surety or sureties as the board of directors may direct, conditioned on the faithful performance of his duties to the corporation, including responsibility for negligence and for the accounting of all property, monies, or securities of the corporation which may come into his hands.

ARTICLE 5 - EXECUTION OF INSTRUMENTS, BORROWING OF MONEY, AND DEPOSIT OF CORPORATE FUNDS

Section 5.1 *Execution of Instruments.* Subject to any limitation contained in the certificate of incorporation or these bylaws, the chief executive officer, president, secretary or chief financial officer may, in the name and on behalf of the corporation, execute and deliver any contract or other instrument authorized in writing by the board of directors. The board of directors may, subject to any limitation contained in the certificate of incorporation or in these bylaws, authorize in writing any officer or agent to execute and deliver any contract or other instrument in the name and on behalf of the corporation; any such authorization may be general or confined to specific instances.

Section 5.2 *Loans.* No loan or advance shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated, transferred, or conveyed as security for the payment of any loan, advance, indebtedness, or liability of the corporation, unless and except as authorized by the board of directors. Any such authorization may be general or confined to specific instances.

Section 5.3 *Deposits.* All monies of the corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the board of directors may select, or as from time to time may be selected by any officer or agent authorized to do so by the board of directors.

Section 5.4 *Checks, Drafts.* Etc. All notes, drafts, acceptances, checks, endorsements, and, subject to the provisions of these bylaws, evidences of indebtedness of the corporation shall be signed by such officer or officers or such agent or agents of the corporation and in such manner as the board of directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be in such manner as the board of directors from time to time may determine.

Section 5.5 *Bonds and Debentures.* Every bond or debenture issued by the corporation shall be evidenced by an appropriate instrument which shall be signed by the chief executive officer, president, or the chief financial officeer, and by the secretary and sealed with the seal of the corporation. The seal may be a facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the corporation or

other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the corporation's officers named thereon may be a facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the corporation for any reason before the same has been delivered by the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as through the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

Section 5.6 *Sale, Transfer, Etc. of Securities.* Sales, transfers, endorsements, and assignments of stocks, bonds, and other securities owned by or standing the name of the corporation, and the execution and delivery on behalf of the corporation of any all instruments in writing incident to any such sale, transfer, endorsement, or assignment, shall be effected by the chief executive officer, president, or the chief financial officer, together with the secretary, or by any officer or agent thereunto authorized by the board of directors.

Section 5.7 *Proxies.* Proxies to vote with respect to stock of other corporations owned by or standing in the name of the corporation shall be executed and delivered on behalf of the corporation by the chief executive officer, president, or chief financial officer and the secretary or assistant secretary of the corporation, or by any officer or agent thereunder authorized by the board of directors.

ARTICLE 6 - CAPITAL STOCK

Section 6.1 *Stock Certificates.* Every holder of stock in the corporation shall be entitled to have a certificate, signed by the chief executive officer president, chief financial officer, or the secretary or assistant secretary, and sealed with the seal (which may be a facsimile, engraved, or printed) of the corporation, certifying the number and kind, class or series of stock owned by him in the corporation; *provided, however*, that where such a certificate is countersigned by (a) a transfer agent or an assistant transfer agent, or (b) registered by a registrar, the signature of any such chief executive officer, president, chief financial officer, secretary, or assistant secretary may be a facsimile. In case any officer who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate, shall cease to be such officer of the corporation, for any reason, before the delivery of such certificate by the corporation, such certificate may nevertheless be adopted by the corporation and be issued and delivered as though the person who signed it, or whose facsimile signature or signatures shall have been used thereon, has not ceased to be such officer. Certificates representing stock of the corporation shall be in such form as provided by the statutes of the state of incorporation. There shall be entered on the stock books of the corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the stock represented thereby, the number and kind, class or series of such stock, and the date of issuance thereof. Every certificate exchanged or returned to the corporation shall be marked "canceled" with the date of cancellation.

Section 6.2 *Transfer of Stock.* Transfers of stock of the corporation shall be made on the books of the corporation by the holder of record thereof, or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed the secretary of the corporation or any of its transfer agents, and on surrender of the certificate or certificates, properly

endorsed or accompanied by proper instruments of transfer, representing such stock. Except as provided by law, the corporation and transfer agents and registrars, if any, shall be entitled to treat the holder of record of any stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable, or other claim to or interest in such stock on the part of any other person whether or not it or they shall have express or other notice thereof.

Section 6.3 *Regulations.* Subject to the provisions of article IV of the certificate of incorporation, the board of directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for stock of the corporation.

Section 6.4 *Maintenance of Stock Ledger at Principal Place of Business.* A stock ledger (or ledgers where more than one kind, class, or series of stock is outstanding) shall be kept at the principal place of business of the corporation, or at such other place the board of directors shall determine, containing the names alphabetically arranged of original holders of the corporation, their addresses, their interest, the amount paid on their shares, and all transfers thereof and the number and class of stock held by each. Such stock ledgers shall at all reasonable hours by subject to inspection by persons entitled by law to inspect the same.

Section 6.5 *Transfer Agents and Registrars.* The board of directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing stock of the corporation, and may require all such certificates to bear the signature of either or both. The board of directors may from time to time define the respective duties of such transfer agents and registrars. No certificate for stock shall be valid until countersigned by a transfer agent, if at the date appearing thereon the corporation had a transfer agent for such stock, and until registered by a registrar, if at such date the corporation had a registrar for such stock.

Section 6.6 *Closing of Transfer Books and Fixing of Record Date.* The board of directors shall have power to close the stock ledgers of the corporation for a period of not to exceed sixty (60) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose.

In lieu of closing the stock ledgers as aforesaid, the board of directors may fix in advance a date not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any such consent, as a date for the determination of the stockholders entitled to a notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent.

If the stock ledgers shall be closed or a record date set for the purpose of determining stockholders entitled to notice or to vote at a meeting of stockholders, such books shall be closed for or such record date shaft be at least ten days immediately preceding such meeting.

Section 6.7 *Lost or Damaged Certificates.* The corporation may issue a new certificate for stock of the corporation in place of any certificate theretofore issued by it alleged to have been lost or destroyed, and the board of directors may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond in such form and amount as the board of directors may direct, and with such surety or sureties as may be satisfactory to the board, to indemnify the corporation and its transfer agents and registrars, if any, against any claims that may be made against it or any such transfer agent or registrar on account of the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the board of directors, it is proper to do so.

ARTICLE 7 - COMMITTEES

Section 7.1 *How Constituted.* The board of directors may designate an executive committee, audit committee, governance and nominating committee, compensation committee and such other committees as the board of directors may deem appropriate, each of which committees shall consist of one or more directors. Members of the committees shall be designated annually at the annual meeting of the board of directors; provided however, that at any time the board of directors may abolish or reconstitute any committee. Each member of each committee shall hold office until his successor shall have been designated or until his resignation or removal in the manner provided in these bylaws.

Section 7.2 *Powers.* During the intervals between meetings of the board of directors, the executive committee (if one is established) shall have and may exercise all powers of the board of directors in the management of the business and affairs of the corporation, except for the power to fill vacancies in the board of directors or to amend these bylaws, and except for such powers as by law may not be delegated by the board of directors to an executive committee.

Section 7.3 *Proceedings.* Each committee may fix its own presiding and recording officer or officers, and may meet at such place or places, at such time or times and on such notice (or without notice) as it shall determine from time to time. It will keep record of its proceedings and shall report such proceedings to the board of directors at the meeting of board of directors next following.

Section 7.4 *Quorum and Manner of Acting.* At all meetings of the committees as may be designated hereunder by the board of directors, the presence of members constituting a majority of the total authorized membership of the committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at, any meeting at which a quorum is preset shall be the act of such committee. The members of such committees as may be designated hereunder by the board of directors, shall act only as a committee, and the individual members thereof shall have no powers as such.

Section 7.5 *Resignations.* Any member of a committee may resign at any time by delivering a written resignation to the chief executive officer, president, or the chief financial officer, with a copy to the secretary or assistant secretary, or to the presiding officer of the committee of which he is a member, if any shall have been appointed and shall be in office. Unless otherwise specified therein, such resignation shall take effect on delivery.

Section 7.6 *Removal.* The board of directors may at any time remove any member of the executive committee or of any other committee designated by it hereunder either for or without cause.

Section 7.7 *Vacancies.* If any vacancy shall occur in any committee by reason of disqualification, death, resignation, removal, or removal, or otherwise, the remaining members shall, until the filling of such vacancy, constitute the then total authorized membership of the committee and continued to act, unless such committee consisted of more than one member prior to the vacancy or vacancies and is left with only one member as a result thereof. Such vacancy may be filled at any meeting of the board of directors.

Section 7.8 *Compensation.* The board of directors may allow a fixed sum and expenses of attendance to any member of a duly designated committee who is not an active salaried employee of the corporation for attendance at each meeting of the said committee.

ARTICLE 8 - INDEMNIFICATION, INSURANCE AND OFFICER AND DIRECTOR CONTRACTS

Section 8.1 *Indemnification.* Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "required indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent required under DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnities in connection therewith. In addition to the foregoing the Corporation is authorized and empowered, but <u>not</u> required, to indemnify and advance costs or to agree to indemnify and advance costs to any person that is or was an officer, director, agent or employee of the Corporation and who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, agent or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a "permitted indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment order, settlement, conviction, or a plea of *nolo contendere* or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the

corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful. The indemnitee may be indemnified and held harmless by the Corporation to the fullest extent permitted under DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnities in connection therewith. To the extent authorized from time to time by the Board of Directors, the Corporation may contract to provide indemnification and rights of advancement of expenses, or otherwise grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. The term "indemnitee" shall hereinafter refer to both required and permitted indemnities.

Section 8.2 *Advances.* Expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding on receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by this section. Such expenses incurred by other employees and agents may be so paid on such terms and conditions, if any, as the board of directors deems appropriate.

Section 8.3 *Scope of Indemnification.* The indemnification and advancement of expenses provided by, or granted pursuant to, sections 8.1 and 8.2:

(a) Shall not be deemed exclusive of an other rights to which those seeking indemnification or advancement of expenses may be entitled, under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, as to action in his official capacity and as to action in another capacity while holding such office; and

(b) Shall, unless otherwise provided when authorized or ratified, continue as to a person who ceased to be a director, officer, employee, or age of the corporation, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 8.4 *Insurance.* The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against any such liability.

Section 8.5 *Officer and Director Contracts.* No contract or other transaction between the corporation and one or more of its directors or officers, or between the corporation and any corporation, partnership, association, or other organization in which one or more of the corporation's directors or officers are directors, officers, or have a financial interest, is either void or voidable solely on the basis of such relationship or solely because any such director or officer is

present at or participates in the meeting of the board of directors or a committee thereof which authorizes the contract or transaction, or solely because the vote or votes of each director or officer are counted for such purpose, if:

(a) The material facts of the relationship or interest are disclosed or known to the board of directors or committee and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors be less than a quorum;

(b) The material facts of the relationship or interest is disclosed or known to the stockholders and they approve or ratify the contract or transaction in good faith by a majority vote of the shares voted at a meeting of stockholders called for such purpose or written consent of stockholders holding a majority of the shares entitled to vote (the votes of the common or interested directors or officers shall be counted in any such vote of stockholders); or

(c) The contract or transaction is fair as to the corporation at the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders.

ARTICLE 9 - FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors.

ARTICLE 10 - DIVIDENDS

The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding stock in the manner and on the terms and conditions provided by the certificate of incorporation and by laws.

ARTICLE 11 - AMENDMENTS

Any amendment of the by-laws shall require the affirmative vote of at least a majority of the directors comprising the Board of Directors, including the class I directors, at a meeting called for the purpose of amending and/or restating the Bylaws. Absent affirmative vote of at a majority of the directors, including the class I directors, comprising the Board of Directors, at a meeting called for the purpose of amending and/or restating the Bylaws, the stockholders of the Company may amend the by-laws by an affirmative vote of at least a majority of each class of issued and outstanding shares of voting securities of the Corporation, at a meeting called for the purpose of amending and/or restating the by-laws.

CERTIFICATE OF THE SECRETARY

The undersigned does hereby certify that he is the secretary of Middle Kingdom Alliance Corp., a corporation duly organized and existing under and by virtue of the laws of the state of Delaware; that the above and foregoing bylaws of said corporation were duly and regularly adopted as such by the board of directors of said corporation on February 12, 2006 and that the above and foregoing bylaws are now in full force and effect and supersede and replace any prior bylaws of the corporation.

DATED this 12th day of February, 2006.

David A. Rapaport, Secretary